Exhibit 4.1

Attached hereto as Exhibit 4.1 is the Employment Agreement, by and between ARCADIS NV and Harrie L.J. Noy, Chairman of the Executive Board, dated January 27, 1994, as amended on June 19, 2000. Pursuant to the terms of the original Employment Agreement, Mr. Noy was appointed to the Executive Board. The Employment Agreement contains no termination date.

The Employment Agreement sets forth Mr. Noy's fixed salary, variable salary, pension, compensation and other fringe benefits, as more fully described in this annual report on Form 20-F. The Employment Agreement also provides that the collective labor agreement that applies to ARCADIS' other employees also applies to Mr. Noy.

Pursuant to the Amendment to the Employment Agreement dated June 19, 2000, Mr. Noy was appointed Chairman of the Executive Board. Additionally, Mr. Noy's fixed salary was increased. The other terms of the Employment Agreement remained unchanged.

Heidemij LOGO

RAAD VAN COMMISSARISSEN De heer ir H.L.J. Noy Traverse 26 5361 TE GRAVE	Heidemij NV Lovinklann 1 Postbus 33 6800 LE Arnhem Telefoon 085-778911 Telefax 085-422259

Arnhem, 27 januari 1994
RcV/AA94/A039/dr

Betreft: Benoeming tot lid Raad van Bestuur; arbeidsvoorwaarden/kostenvergoedingen

Geachte heer Noy,

De Raad van Commissarissen heeft op 12 januari 1994 besloten u met ingang van 1 maart 1994 te benoemen tot lid de Raad van Bestuur van Heidemij NV. Graag wensen wij u veel succes bij de vervulling van uw functie.

Salaris

Het totaal bruto-salaris bedraagt ƒ 287.862,—per jaar, inclusief een functietoeslag van ƒ 57.572,—. Dit salaris is exclusief vakantietoeslag en decemberuitkering.

Functietoeslag

De functietoeslag is verbonden aan uw functie van lid van de Raad van Bestuur. Bij beëindiging van deze functie en voortzetting van het dienstverband wordt de functietoeslag afgebouwd:

  •
  gedurende het eerste jaar na de beëindigingsdatum ontvangt u nog tweederde deel van de functietoeslag, en

  •
  gedurende het tweede jaar na de beëindigingsdatum nog eenderde deel van de functietoeslag.

De functietoeslag vormt een deel van uw salaris en telt derhalve normaal mee bij de vastelling van premies en toeslagen.

Ziektekostenverzekering

U blijft deelnemen aan de particuliere ziektekostenverzekering "Onderlinge Ziektekostenverzekeringsmaatschappij Zuid en Noord" te Goes, met de daarbij behorende werkgeversbijdrage.

Pensioen

U blijft deelnemer van de Stichting Heidemij Pensioenfonds.

Het pensioenrecht is volgens het D-reglement gebaseerd op het salaris inclusief de functietoeslag, waaraan nog is toe te voegen:

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in de tweejarige afbouwfase, na beëindiging van de Raad van Bestuur-functie, wordt de functietoeslag niet meegeteld voor de opbouw van het pensioen;

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bij beëindiging van de directiefunctie ontstaat een premievrij recht over dat deel van het opgebouwde pensioenrecht dat samenhangt met de functietoeslag.

Tantième

Voor deze functie geldt een door de Raad van Commissarissen vast te stellen tantième. Het uit te keren bedrag wordt jaarlijks bepaald na vaststelling van de jaarrekening, gebaseerd op de resultaten van

Heidemij NV. Het tantièmebedrag bedraagt maximaal vier maanden salaris. Bij beëindiging van deze functie vervalt de tantième.

Representatievergoeding

De representatievergoeding bedraagt ƒ 10.200,—per jaar, gedurende de vervulling van uw functie in de Raad van Bestuur.

Telefoonkostenvergoeding

Voor de uitoefening van uw functie is een privé-telefoonaansluiting noodzakelijk, met een vergoeding van kosten volgens de regeling telefoonkostenvergoeding.

Standplaats

Uw standplaats is Arnhem.

CAO-bepalingen

Overigens zijn de CAO Heidemij-bepalingen op u van toepassing.

Autoregeling

U krijgt een lease auto ter beschikking volgens de vigerende regeling voor de Raad van Bestuur.

Wij verzoeken u bijgaande kopie van dit schrijven door u voor akkoord getekend terug te zenden aan het secretariaat RvB.

Hoogachtend,
HEIDEMIJ NV

/s/ D. Luteijn
ir D. Luteijn
voorzitter Raad van Commissarissen

Voor akkoord:

/s/ H.L.J. Noy
ir H.L.J. Noy

[ARCADIS LETTERHEAD]

De heer ir. H.L.J. Noy
Van Borsselenweg 10
6862 BJ OOSTERBEEK

Onderwerp
Benoeming tot voorzitter

Arnhem,
19 juni 2000

Geachte heer Noy,

Het is mij een genoegen u met deze brief te mogen bevestigen dat u per 1 juli 2000 bent benoemd tot voorzitter van de Raad van Bestuur.

Uw salaris zal per 1 juli 2000 worden verhoogd tot NLG 49.684,- per maand (NLG 596.213,- per jaar), dit is exclusief 2% decemberuitkering en 8% vakantietoeslag.

Voor het overige zijn er geen wijzigingen in uw arbeidsvoorwaarden.

Wij wensen u veel succes toe in de uitoefening van uw nieuwe functie en rekenen op een vruchtbare samenwerking.

Hoogachtend,
ARCADIS NV

/s/D. Luteijn
Ir. D. Luteijn
Voorzitter Raad van Commissarissen